EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DTE Energy Company of our report dated February 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in DTE Energy Company's Annual Report on Form 10‑K for the year ended December 31, 2017.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 27, 2018